UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2023

Gulf Island Fabrication, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Buckthorne Place, Suite 420

The Woodlands, Texas 77380

(Address of principal executive offices)(Zip Code)

(713) 714-6100

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	GIFI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, Gulf Island Shipyards, LLC (“GIS”), a subsidiary of Gulf Island Fabrication, Inc. (“Gulf Island”), was engaged in a lawsuit with Hornbeck Offshore Services, LLC (“Hornbeck”) relating to the construction of two multi-purpose supply vessels (“MPSV”). On October 4, 2023, the court dismissed the lawsuit in full with prejudice at the request of the parties to the litigation after the parties reached an agreement in principle. Further, Gulf Island, GIS, Fidelity & Deposit Company of Maryland (“FDC”) and Zurich American Insurance Company (together with FDC, “Zurich”), the issuer of the performance bonds for the MPSV contracts, entered into a binding term sheet relating to the settlement of Gulf Island and GIS’s obligations under the performance bonds and any general indemnity agreements relating to such bonds. In exchange, Gulf Island and Zurich will enter into a note agreement pursuant to which Gulf Island will pay Zurich $20.0 million, plus interest at a rate of 3.0% per annum, payable in fifteen equal annual installments commencing on December 31, 2024. Gulf Island and GIS also agreed to release possession of the MPSVs to Zurich.

As a result of the resolution of the litigation and customer dispute, during the third quarter 2023, Gulf Island will write-off its net contract asset of $12.5 million, which was reflected within other noncurrent assets on its balance sheet at June 30, 2023 included in its most recent quarterly report on Form 10-Q.

Gulf Island issued a press release dated October 5, 2023, announcing the resolution of the MPSV litigation. A copy of the press release is attached as Exhibit 99.1.

Cautionary Statement

This current report on Form 8-K contains forward-looking statements. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, including, but not limited to Gulf Island’s expectation that the parties will enter into final agreements relating to the settlement. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Gulf Island cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause its actual results to differ materially from those anticipated in the forward-looking statements include factors described under “Risk Factors” in Part I, Item 1A of Gulf Island’s annual report on Form 10-K for the year ending December 31, 2022, as updated by subsequent filings with the SEC.

Additional factors or risks that Gulf Island currently deems immaterial, that are not presently known to Gulf Island or that arise in the future could also cause Gulf Island’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which Gulf Island’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, which it cannot control. Further, Gulf Island may make changes to its business plans that could affect its results. Gulf Island cautions investors that it undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 5, 2023, regarding the resolution of the MPSV litigation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
Dated:	October 5, 2023